Exhibit 10.11

[Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.]

COMMISSION FEE AGREEMENT

THIS COMMISSION FEE AGREEMENT (“Agreement”) is made on September 16, 2024, by and between WJ Management Inc., a California corporation with business address located at [*] (hereinafter referred to as “WJ”), and Elite Express Holding Inc., a Delaware corporation (hereinafter referred to as “Company”, together with WJ, the “Parties”, each a “Party”), with reference to the following:

RECITALS

WHEREAS, Company is seeking to acquire potential target company in the business of package transportation and delivery (the “Business”);

WHEREAS, WJ has various contacts with a potential target company, JAR Transportation Inc., a California corporation (the “Target”), and is able to develop and facilitate Target’s acquisition by the Company (the “Transaction”); and

WHEREAS, WJ desires to facilitate the Transaction and help on the closing of such Transaction as set forth in Section 1 (the “Services”) for a commission as set forth herein (the “Commission”).

NOW, THEREFORE, in consideration of the mutual promises and other consideration more fully set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.            Duties of WJ. WJ shall help to facilitate the Transaction, including the due diligence on the Target, opening bank account of Company for Business, registration of Company’s designated authorized officer (“AO”) with FedEx Ground Package System, Inc. and/or Federal Express Corporation (including its successors and assigns, “FXG”), change stockholder registry of the Target in FXG’s system, renew the FXG contract with the Target, obtain written consent from FXG on the Transaction, and any other closing and post-closing matters of the Transaction (the “Conclusion of Transaction”). WJ shall devote as much time as necessary to perform the duties as outlined in this Agreement.

2.            Commission to WJ. As and for compensation for Services rendered by WJ hereunder, WJ shall be entitled to receive from Company a commission equal to One Hundred Sixty-Five Thousand and 00/100 Dollars ($165,000) (the “Commission”). Both Parties agree that such Commission shall be due and payable by Company according to the arrangement below via direct wire from the Company or its designated party to the WJ at the bank account provided by WJ.

a)	Twenty Thousand and 00/100 Dollars ($20,000) of the Commission shall be paid to WJ within five (5) business days upon Parties’ execution of this Agreement. Notwithstanding the foregoing, if the Transaction failed to close, WJ acknowledges and agrees that it shall refund the aforementioned $20,000 Commission to the Company immediately.

b)	Sixty-Two Thousand Five Hundred and 00/100 Dollars ($62,500) of the Commission shall be paid to WJ within five (5) business days upon the Closing of the Transaction.

c)	The rest Eighty-Two Five Hundred and 00/100 Dollars ($82,500) of the Commission shall be paid to WJ within five (5) business days after six (6) months of the Conclusion of Transaction.

3.            Liquidated Damages. In the event that within three (3) years after the Conclusion of Transaction, (i) Target fails to renew the contract with FXG other than the Fault of the Company (as defined below) of WJ, or (ii) WJ breaches any of its contract with the Company or fails to perform any of its contractual obligation to the Company in the Consulting Agreement between WJ and the Company, WJ shall pay liquidated damages to the Company, at the rate of 100% of the Commission paid by Company to WJ in this Agreement, within five (5) business days after receiving the request from the Company via direct wire to the designated bank account of the Company (the “Liquidated Damages”). The Parties agree that the breach of (i) and/or (ii) above, Company’s actual damages would be extremely difficult or impracticable to determine. The Parties agree that the Liquidated Damages are a reasonable and appropriate estimation of the damages that Company would incur as a result of such breach, and do not represent a penalty. Both Parties expressly waive any claim or defense that the Liquidated Damages are an unenforceable penalty. For purposes of this Agreement, “Fault” means any (i) conviction or entry of a plea of guilty or nolo contendere to any crime; (ii) breach of duty of care or duty of loyalty to the Company or Target; (iii) failure to perform or adhere to explicitly stated duties that are consistent with the terms of any contract, agreement, guidelines or policies with Company or Target; (iv) negligence, omission actions or misconduct.

4.            Warranties of Company. WJ warrants to that Company:

a)	WJ is a California corporation. It holds all necessary licenses, permits and/or authorizations required by local, state and federal governmental agencies to provide the Services offered by WJ and conduct its business, and it maintains in good standing on all such licenses, permits and/or authorizations during the term of this Agreement, and WJ will not violate any local, state or federal laws or regulations by providing the Services.

b)	WJ has the corporate power and authority to execute and deliver this Agreement and the other transaction documents contemplated hereby to which WJ is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other transaction documents contemplated hereby to which the Company is a party, the performance by WJ of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by WJ.

c)	WJ will timely deliver Services to Company pursuant to the terms of contract and provide any information reasonably requested to assure the complete and timely fulfillment of Services to Company.

5.            Independent Contractor Status, Taxes and Benefits. The relationship between WJ and Company created by this Agreement is that of an independent contractor. Nothing in this Agreement shall be construed as creating an employer-employee relationship between WJ and Company. WJ shall have no right to bind Company or otherwise transact business in Company’s name or on behalf of Company, or to make any warranties, promises or other representations on behalf of Company. This Agreement shall not render WJ an employee, partner, agent of, or joint venturer with the Company for any purpose. The Company is not and shall not be responsible for any withholding or other taxes with respect to the WJ’s compensation hereunder. WJ shall be solely responsible for the payment of all state and federal taxes accruing on Commission received from Company under this Agreement. WJ shall also be responsible for the payment to the appropriate governmental agencies of all withholdings from its employees’ salaries as required by law.

6.            Confidentiality. WJ acknowledges that it may be given or learn certain confidential and proprietary information from and/or about Company during the term of this Agreement. WJ hereby agrees that it will not divulge, during the term of this Agreement or thereafter, for a period of one (1) year, to any person, firm or company, any confidential or proprietary information about Company. WJ may not advertise or use Company’s name, without the prior written consent of Company, including, without limitation, on any website, printed material, pamphlets, brochures, cards, and decks.

7.            Indemnification. Each Party hereunder agrees to indemnify and hold harmless the other, its officers, directors, employees, shareholders, accountants, attorneys and agents, from and against all third-party liability, including reasonable costs and attorneys’ fees actually incurred, directly resulting from any gross negligence, willful misconduct or fraud in violation of that Party’s duties or obligations under this Agreement, or pursuant to any local, state, federal or foreign law.

8.            Entire Agreement. This Agreement contains the entire understanding between the Parties concerning the subject matter contained herein. All modifications or amendments to the Agreement must be made in writing and signed by the Parties hereto.

9.            Additional Representations. The Parties herein represent and warrant, that they have the authority to enter in this Agreement, that they have had the opportunity to consult with an attorney of their own choice to review this agreement, and that each Party is satisfied with the contents of this Agreement.

10.          Governing Law. Forum and Jurisdiction. This Agreement is to be construed in accordance with the laws of Delaware without regard to conflicts of laws statutes. The Parties hereto agree that regardless of the jurisdiction of any claim that may be filed hereunder, jurisdiction for any legal action taken to enforce this Agreement shall be exclusively and solely in the State of Delaware, New Castle County, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the state or federal courts located in the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY AND ALL SUCH CLAIMS AND CAUSES OF ACTION.

11.          Notices. Any notices or communications required to be given hereunder shall be in writing and sent by certified or registered, postage prepaid, and addressed to the Party whom such notice is being given at the addresses provided hereinabove, or email transmission.

12.          Preparation of this Agreement. The parties acknowledge that (a) they jointly and equally participated in the drafting of this Agreement, (b) they have been adequately represented and advised by legal counsel with respect to this Agreement, if they so choose, and (c) no presumption shall be made that any provision of this Agreement shall be construed against either Party by reason of such role in the drafting of this Agreement.

13.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

14.          Further Assurances. The parties shall take all actions and execute and deliver all documents reasonably necessary to effectuate the purposes of this Agreement.

15.          Assignment. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Party, by operation of law or otherwise, without the prior written consent of the other Party and any attempted assignment without the required consent shall be void ab initio.

16.          Headings. The headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

17.          Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, OR OTHER SIMILAR CLAIMS, LIABILITIES, DAMAGES, ACTIONS, COSTS, OR EXPENSES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBLE EXISTENCE OF SUCH LIABILITY.

18.          Remedies. All rights and remedies of each Party under this Agreement shall be cumulative and in addition to all other rights and remedies which may be available to that Party from time to time, whether under any other agreement, at law, or in equity.

19.          No Waiver. The failure of either Party to exercise or enforce any right conferred upon that Party under this Agreement shall not be deemed to be a waiver of that right or operate to bar the exercise or enforcement of that right at any time or times thereafter. No custom or practice of the Parties at variance with any provision of this Agreement shall affect or constitute a waiver of either Party’s right to demand strict compliance with all provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereby agree to the terms and conditions set forth as of the day and year first above written.

Elite Express Holding Inc.		WJ Management Inc.

By:	/s/ Huan Liu	By:	/s/ Lingyan Wan
Name:	Huan Liu	Name:	Lingyan Wan
Date:	9/16/2024	Date:	9/14/2024